Exhibit 99.1
Investor Update
April 17, 2017
This investor update provides Spirit's first quarter 2017 guidance. All data is based on preliminary estimates.
First quarter 2017 TRASM declined 4.3 percent year over year, primarily driven by the calendar shift of Easter which we estimate accounted for 350 basis points of the year-over-year decline.  In addition, as we noted previously, we estimate the tragic Fort Lauderdale airport event and winter storm Helena together contributed another 75 basis point decline to first quarter 2017 TRASM.   As anticipated, booking trends for the second quarter look strong and that, coupled with the momentum we receive from positive TRASM year to date through April, leads us to expect second quarter TRASM will be positive year over year, even without including any benefit from the timing of the Easter holiday shift from March in 2016 to April in this year.

1Q17E
Capacity - Available Seat Miles (ASMs)	6,875,899
Year-over-Year % Change	14.9%

Total Revenue per ASM (TRASM)
Year-over-Year % Change	Decrease of approx. 4.3%

Adjusted Operating Expense Ex-Fuel per ASM (CASM)
Adjusted CASM ex-fuel year-over-year % change(1)	Flat to up 1%

Average Stage Length (miles)	985

Fuel Expense ($)
Fuel gallons (millions)	79.1
Economic fuel cost per gallon(2)	$1.78

Selected Operating Expenses ($Millions)
Aircraft rent	$57.1
Depreciation and amortization	$31.5

Interest Expense, net of Capitalized Interest ($Millions)
Interest expense	$12.5
Capitalized interest	$(3.6)
Interest expense, net of capitalized interest	$8.9

Effective Tax Rate	38.4%

Wtd. Average Diluted Share Count (Millions)	69.6

Footnotes

(1)	Excludes all components of fuel expense, loss on disposal of assets, and special items.
(2)	Includes fuel taxes and into-plane fuel cost.

Spirit Airlines, Inc.

	Aircraft Delivery Schedule (net of Scheduled Retirements) as of April 17, 2017
	A319	A320 CEO	A320 NEO	A321 CEO	Total
Total Year-end 2016	29	45	5	16	95

1Q17	2	—	—	3	5
2Q17	—	3	—	1	4
3Q17	—	1	—	2	3
4Q17	—	2	—	3	5
Total Year-end 2017	31	51	5	25	112

1Q18	—	1	—	5	6
2Q18	—	1	—	—	1
3Q18	—	2	—	—	2
4Q18	—	1	—	—	1
Total Year-end 2018	31	56	5	30	122

2019	(1)	1	14	—	14
2020	(5)	—	16	—	11
2021	(5)	—	18	—	13
Total Year-end 2021	20	57	53	30	160

Notes:
The listed A321ceo aircraft in 2017 reflect scheduled deliveries of 11 A321ceo aircraft, net of 2 A321ceo lease expirations (1 in 2Q17 and 1 in 4Q17).

Seat Configurations
A319	145
A320	178/182
A321	218/228

Forward-Looking Statements
Statements in this release and certain oral statements made from time to time by representatives of the Company contain various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the Securities Act), and Section 21E of the Securities Exchange Act of 1934, as amended (the Exchange Act) which are subject to the “safe harbor” created by those sections. Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. All statements other than statements of historical facts are “forward-looking statements” for purposes of these provisions. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “project,” “predict,” “potential,” and similar expressions intended to identify forward-looking statements. Forward-looking statements include, without limitation, statements regarding the Company's intentions and expectations regarding the delivery schedule of aircraft on order, guidance and estimates for the first and second quarter 2017, including expectations regarding the delivery schedule of aircraft on order, announced new service routes, revenues, TRASM, cost of operations, operating margin, capacity, CASM, CASM ex-fuel, fuel expense, economic fuel cost, expected unrealized mark-to-market gains or losses, capital expenditures and other working capital requirements, aircraft rent, depreciation and amortization, fuel hedges and tax rates. Such forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements. Furthermore, such forward-looking statements speak only as of the date of this release. Except as required by law, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements. Risks or uncertainties (i) that are not currently known to us, (ii) that we currently deem to be immaterial, or (iii) that could apply to any company, could also materially adversely affect our business, financial condition, or future results. References in this report to “Spirit,” “we,” “us,” “our,” or the “Company” shall mean Spirit Airlines, Inc., unless the context indicates otherwise. Additional information concerning certain factors is contained in the Company's Securities and Exchange Commission filings, including but not limited to the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.